Exhibit 10.6

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties on     , 2018 in Shanghai, the People’s Republic of China (“China” or the “PRC”):

Party A:	Can Gu Long (Shanghai) Information Technology Consulting Services Co., Ltd., a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at Room 3001, Building 13, No.258, Juxun Village, Chengqiao Town, Chongming District, Shanghai;

Party B:

Party C:	Shanghai Cango Investment and Management Consultation Service Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room 418, Building 13, No.258, Juxun Village, Chengqiao Town, Chongming District, Shanghai.

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

Party B is a shareholder of Party C and as of the date hereof holds RMB in the registered capital of Party C.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interest

1.1	Option Granted

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons agreed by the board of directors of the Party A (include the affirmative vote of the director appointed by Warburg Pincus Financial Global Ltd, Tencent Mobility Limited, Taikang Life Insurance Co., Ltd., Shandong State-Controlled Taikang Industry Development Fund I, L.P. or their affiliates), PV Chivalry Limited and Links Advance Holdings Limited (each, a “Designee”) to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

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1.2	Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for transfer of the Optioned Interests.

1.3	Equity Interest Purchase Price

The purchase price of the Optioned Interests shall be the minimum price regulated by PRC law (the “Equity Interest Purchase Price”).

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1	Party C Shall promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2	Party B shall execute an equity interest transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.3	The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney. “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof and any modification, amendment and restatement thereto. “Party B’s Power of Attorney” as used in this Agreement shall refer to the Power of Attorney executed by Party B on the date hereof granting Party A with power of attorney and any modification, amendment and restatement thereto.

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2.	Covenants

2.1	Covenants regarding Party C

Party C hereby covenants as follows:

2.1.1	Without the prior written consent of Party A, it shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	It shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A, it shall not, during any 12-month period following the date hereof, sell, transfer, mortgage or dispose of in any manner any material assets of Party C or legal or beneficial interest in the material business or revenues of Party C of more than RMB 1,000,000 in a single transaction or in aggregate, or allow the encumbrance thereon of any security interest;

2.1.4	Without the prior written consent of Party A, it shall not incur, inherit, guarantee or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5	It shall always operate businesses in the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6	Without the prior written consent of Party A, it shall not execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a price exceeding RMB2,000,000 shall be deemed a major contract);

2.1.7	Without the prior written consent of Party A, it shall not provide any person with any loan or credit;

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2.1.8	It shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9	If requested by Party A, it shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10	Without the prior written consent of Party A, it shall not merge, consolidate with, acquire or invest in any person;

2.1.11	It shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.12	To maintain the ownership by Party C of all of its assets, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13	Without the prior written consent of Party A, it shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14	At the request of Party A, it shall appoint any person designated by Party A as the director of Party C.

2.1.15	Without Party A’s prior written consent, it shall not engage in any business in competition with Party A or its affiliates; and

2.1.16	Unless otherwise required by PRC law, Party C shall not be dissolved or liquated without prior written consent by Party A.

2.2	Covenants of Party B

Party B hereby covenants as follows:

2.2.1	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.2	Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

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2.2.3	To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.4	Party B shall appoint any designee of Party A as the director or the executive director of Party C, at the request of Party A;

2.2.5	Party B hereby waives its right of first of refusal to transfer of equity interest by any other shareholder of Party C to Party A (if any), and gives consent to execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the equity interest pledge agreement and the power of attorney similar to this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney and undertakes not to take any action in conflict with such documents executed by the other shareholders;

2.2.6	Party B shall promptly donate any profit, interest, dividend or proceeds of liquidation to Party A or any other person designated by Party A to the extent permitted under applicable PRC laws; and

2.2.7	Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Party B’s Equity Interest Pledge Agreement or under the Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, severally and not jointly, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

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3.1	They have the power, capacity and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. To the extent permissible under the applicable laws, Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2	Party B and Party C have respectively obtained any and all corporate approvals and consents from third parties (if required) for execution, delivery and performance of this Agreement.

3.3	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with their respective articles of association, bylaws or other organizational documents; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4	Party B has a good and merchantable title to the equity interests held by Party B in Party C. Except for Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests;

3.5	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets (this Section 3.5 only applies to Party C).

4.	Effective Date and Term

This Agreement shall become effective upon execution by the Parties, and remain effective until all equity interests held by Party B in Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

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5.	Governing Law and Resolution of Disputes

5.1	Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

5.2	Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Chinese. The arbitration shall be conducted in Shanghai. The arbitration award shall be final and binding on all Parties.

6.	Taxes and Fees

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

7.	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices;

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Can Gu Long (Shanghai) Information Technology Consulting Services Co., Ltd.
Address:	Room 3001, Building 13, No.258, Juxun Village, Chengqiao Town, Chongming District, Shanghai
Attn:
Phone:

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Party B:
Address:
Attn:
Phone:

Party C:	Shanghai Cango Investment and Management Consultation Service Co., Ltd.
Address:	Building 10A, No 3, Youyou Shijiguangchang, No 428, Yanggaonanlu, Pudong New District, Shanghai

Attn:
Phone:

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

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10.	Breach of Agreement

10.1	If Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require the Party B or Party C to compensate all damages; this Section 10 shall not prejudice any other rights of Party A herein;

10.2	Notwithstanding anything to the contrary herein, Party B is liable only to the damages resulting from the material breach of this Agreement by Party B; except for the enforcement of equity interests in Party C held by Party B which have been pledged in favor of Party A, Party B has no obligation to make compensation to Party A in any other form; Party B is not liable to the damages of Party A or other relevant parties arising out of the reasons other than the Party B’s breach of this Agreement;

10.3	Party B or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by applicable laws or agreed by the Parties.

11.	Miscellaneous

11.1	Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

11.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supercede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	Language

This Agreement is written in both Chinese and English language in three copies, each Party having one copy. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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11.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.7	Survival

11.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.7.2	The provisions of Sections 5, 8, 10 and this Section 11.7 shall survive the termination of this Agreement.

11.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A: Can Gu Long (Shanghai) Information Technology Consulting Services Co., Ltd.

By:
Name:
Title:

Party B:

By:
Name:
Title:

Party C: Shanghai Cango Investment and Management Consultation Service Co., Ltd.

By:
Name:
Title: